UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2016

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in a Definitive Information Statement on Schedule 14C, dated April 20, 2016, filed by Dolphin Digital Media, Inc., a Florida corporation (the “Company”), the Company’s Board of Directors and a majority of its shareholders approved a reverse stock split of the Company’s issued and outstanding common stock, par value $0.015 per share (“Common Stock”), on a twenty (20) old for one (1) new basis (the “Reverse Stock Split”).  On May 9, 2015, the Company filed with the Florida Department of State Articles of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) to effect the Reverse Stock Split, providing that the Reverse Stock Split would become effective under Florida law on May 10, 2016.  The Reverse Stock Split did not affect the number of authorized shares of Common Stock.  Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share of Common Stock.

The foregoing description of the Articles of Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation, dated May 09, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Dated: May 13, 2016	By:	/s/ Mirta Negrini
Mirta Negrini
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation, dated May 09, 2016